Exhibit 99.1

FOR IMMEDIATE RELEASE

Aircastle to Announce Fourth Quarter and Full Year 2016 Earnings on February 14, 2017

Stamford, CT. February 1, 2017 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its fourth quarter and full year financial results for the period ended December 31, 2016 on February 14, 2017 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Tuesday, February 14, 2017 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 741-4244 (from within the U.S. and Canada) or (719) 325-4834 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “7920472”.

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, March 16, 2017 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “7920472”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2016, Aircastle owned and managed on behalf of its joint ventures 186 aircraft leased to 65 customers located in 35 countries.

Contacts:

Aircastle Advisor LLC Frank Constantinople, SVP Investor Relations Tel: +1-203-504-1063 fconstantinople@aircastle.com	The IGB Group Leon Berman Tel: +1-212-477-8438 lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited

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